 Exhibit 99.1

Hub Group, Inc. Reports Earnings for the Fourth Quarter and Full Year 2010

DOWNERS GROVE, IL, January 27, 2011, -- Hub Group, Inc. (NASDAQ: HUBG) today reported income of $13 million for the fourth quarter of 2010, an increase of 26% compared to the fourth quarter of 2009.  Hub Group’s diluted earnings per share was $0.34 for the fourth quarter of 2010, which represents an increase of 31% when compared with the prior year period.

Hub Group’s revenue increased 18% to $480 million compared to $408 million in the fourth quarter of 2009.  Fourth quarter intermodal revenue increased 19% to $340 million.  The increase was attributable to a 14% volume increase, a 4% increase for fuel and a 4% increase in pricing, partially offset by a 3% decrease for mix.  Truck brokerage revenue was $79 million this quarter, which is equal to revenue in the fourth quarter of 2009.  Fourth quarter Unyson Logistics revenue increased 38% to $61 million.

 “The fourth quarter was a solid finish to an outstanding year,” remarked David P. Yeager, Chairman and Chief Executive Officer of Hub Group.  “For the year we grew all three business lines, with our intermodal volume up 19%.  Going into our 40th anniversary year, we are well positioned for continued growth.”

FULL YEAR 2010

Income for the year ended December 31, 2010 was $43 million.  Hub Group's diluted earnings per share for 2010 was $1.16.

As of December 31, 2010, the Company had $115 million of cash and no debt.

CONFERENCE CALL

Hub Group will hold its conference call at 5:00 p.m. Eastern Time on January 27, 2011 to discuss its fourth quarter and full year results and provide 2011 guidance.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 713-4218.  The conference call participant code is 73276818. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PB7HQ39MX .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2009 and the reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,

	2010	2009	2010	2009

Revenue	$479,913	$407,881	$1,833,737	$1,510,970
Transportation costs	423,271	361,323	1,620,304	1,325,280
Gross margin	56,642	46,558	213,433	185,690

Costs and expenses:
Salaries and benefits	26,270	21,004	99,138	88,518
General and administrative	10,207	9,092	40,621	37,467
Depreciation and amortization	947	945	3,792	4,174
Total costs and expenses	37,424	31,041	143,551	130,159

Operating income	19,218	15,517	69,882	55,531

Other income (expense):
Interest expense	(16)	(15)	(54)	(91)
Interest income	36	26	119	146
Other, net	62	111	146	299
Total other (expense) income	82	122	211	354

Income before provision for income taxes	19,300	15,639	70,093	55,885

Provision for income taxes	6,791	5,688	26,635	21,620

Net income	$12,509	$9,951	$43,458	$34,265

Basic earnings per common share	$0.34	$0.27	$1.17	$0.92

Diluted earnings per common share	$0.34	$0.26	$1.16	$0.91

Basic weighted average number of shares outstanding	36,817	37,428	37,223	37,367

Diluted weighted average number of shares outstanding	37,027	37,657	37,385	37,525

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$115,144	$126,863
Accounts receivable trade, net	185,879	145,317
Accounts receivable other	17,958	11,932
Prepaid taxes	296	593
Deferred taxes	3,314	2,874
Prepaid expenses and other current assets	6,569	6,801
TOTAL CURRENT ASSETS	329,160	294,380

Restricted investments	11,421	9,583
Property and equipment, net	47,806	28,510
Other intangibles, net	5,856	6,164
Goodwill, net	233,029	232,892
Other assets	2,135	1,819
TOTAL ASSETS	$629,407	$573,348

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$121,078	$110,626
Accounts payable other	10,064	7,695
Accrued payroll	14,378	8,253
Accrued other	21,898	18,958
TOTAL CURRENT LIABILITIES	167,418	145,532

Non-current liabilities	13,950	12,002
Deferred taxes	71,739	61,973

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2010 and 2009	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2010 and 2009; 36,638,359 outstanding in 2010 and 37,253,330 shares outstanding in 2009	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2010 and 2009	7	7
Additional paid-in capital	169,722	171,470
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	343,010	299,552
Accumulated other comprehensive income (loss)	6	(9)
Treasury stock; at cost, 4,586,433 shares in 2010 and 3,971,462 shares in 2009	(121,399)	(102,133)
TOTAL STOCKHOLDERS' EQUITY	376,300	353,841
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$629,407	$573,348

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Twelve Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net Income	$43,458	$34,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,572	8,199
Deferred taxes	9,545	5,519
Compensation expense related to share-based compensation plans	3,576	4,394
Loss on sale of assets	85	50
Changes in operating assets and liabilities:
Restricted investments	(1,838)	(3,465)
Accounts receivable, net	(46,582)	(1,569)
Prepaid taxes	298	(470)
Prepaid expenses and other current assets	233	(2,455)
Other assets	298	(72)
Accounts payable	12,822	7,150
Accrued expenses	5,277	(8,603)
Non-current liabilities	1,910	2,285
Net cash provided by operating activities	37,654	45,228

Cash flows from investing activities:
Proceeds from sale of equipment	988	84
Purchases of property and equipment	(25,616)	(4,246)
Cash used in acquisitions	(170)	-
Net cash used in investing activities	(24,798)	(4,162)

Cash flows from financing activities:
Proceeds from stock options exercised	46	256
Purchase of treasury stock	(25,070)	(1,101)
Excess tax benefits from share-based compensation	434	852
Net cash (used in) provided by financing activities	(24,590)	7

Effect of exchange rate changes on cash and cash equivalents	15	(9)

Net (decrease) increase in cash and cash equivalents	(11,719)	41,064
Cash and cash equivalents beginning of year	126,863	85,799
Cash and cash equivalents end of year	$115,144	$126,863